SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2008
ADEONA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-12584	13-3808303
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
3930 Varsity Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (734) 332-7800
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01. Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-10.1
EX-10.2

Item 5.02	Departure of directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
      On December 30, 2008, the Board of Directors of Adeona Pharmaceuticals, Inc. adopted a form of indemnification agreement and delivered it to each of the Company’s directors and officers. The agreement confirms the obligations of the Company to indemnify the directors and officers to the fullest extent authorized by the Company’s bylaws and supplements the indemnification otherwise available to the covered person under the Company’s charter and bylaws. The indemnification agreement was adopted in connection with the proposed re-incorporation of the Company that was authorized by the Company’s shareholders at the Company’s 2008 annual meeting of shareholders and is further described below in the response to Item 7.01.
      The form of indemnification agreement is filed as Exhibit 10.1 and is incorporated herein by this reference. The preceding summary is not intended to be complete and is qualified in its entirety by reference to such exhibit.
     On January 6, 2008, the employment agreement of Steve Kanzer, the Chairman of the Company, was amended. Pursuant to the amendment, Mr. Kanzer agreed to forego the $100,000 guaranteed bonus otherwise payable to him with respect to calendar year 2008. In addition, the Company and Mr. Kanzer agreed to extend the term of his employment agreement until January 9, 2010 with an annual salary of one dollar ($1.00), no severance in the event of termination and no additional stock options. Under the terms of the amendment, Mr. Kanzer is entitled to participate in the Company’s medical health coverage plan and/or COBRA coverage plan at his own expense.
     A copy of the amendment to Mr. Kanzer’s employment agreement is filed as Exhibit 10.2 and is incorporated herein by this reference. The preceding summary is not intended to be complete and is qualified in its entirety by reference to such exhibit.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
      On December 30, 2008 the Board of Directors of Adeona Pharmaceuticals, Inc. approved an amendment to Section 5.1 of the Company’s bylaws regarding indemnification of directors, officers and certain other covered persons. Section 5.1 was amended to, among other things, (1) mandate indemnification of the covered persons under certain circumstances, (2) authorize the prepayment of otherwise indemnifiable expenses under certain circumstances, (3) provide that such indemnification is not exclusive of any other rights to indemnification held by such covered persons, and (4) provide that any repeal or modification of Section 5.1 will not adversely affect any right to indemnification held by any covered person in respect of any act or omission that predates such repeal or modification.
The bylaw amendment, which is effective as of December 30, 2008, was adopted in connection with the proposed re-incorporation of the Company that was authorized by the Company’s shareholders at the Company’s 2008 annual meeting of shareholders and is further described below in the response to Item 7.01.
A copy of the Company’s bylaws as amended to date is filed as Exhibit 3.1 and is incorporated herein by this reference. The preceding summary is not intended to be complete and is qualified in its entirety by reference to such amended bylaws.

Item 7.01.	Regulation FD Disclosure
     On December 19, 2008 the Board of Directors of Adeona Pharmaceuticals, Inc. authorized the Company’s officers to complete the proposed re-incorporation of the Company that was authorized by the Company’s shareholders at the Company’s 2008 annual meeting of shareholders. The sole purpose of the re-incorporation is to change the Company’s domicile and state of incorporation from Delaware to Nevada. It is anticipated that the re-incorporation will provide the company and its shareholders with the benefits described in the Company's proxy statement for its 2008 annual meeting of shareholders.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit
Number	Description of Exhibit

3.1	Amended Bylaws of Adeona Pharmaceuticals, Inc. (as amended through December 30, 2008)

10.1	Form of director and officer indemnification agreement

10.2	Amendment to Employment Agreement dated January 6, 2009 between Steve H. Kanzer and Adeona Pharmaceuticals, Inc.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS, INC.
Date: January 6, 2009	By:	/s/ Steve H. Kanzer
	Name:	Steve H. Kanzer
	Its:	Chairman

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Amended Bylaws of Adeona Pharmaceuticals, Inc. (as amended through December 30, 2008)

10.1	Form of director and officer indemnification agreement

10.2	Amendment to Employment Agreement dated January 6, 2009 between Steve H. Kanzer and Adeona Pharmaceuticals, Inc.